LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated as of April 6, 2007 between Universal Property Development and Acquisition Corporation, a Nevada corporation whose principal place of business is located at 14255 US HWY, 1 Suite 209, Juno Beach, FL 33408 (“UPDA” or the “Company”), Canyon Creek Oil and Gas, Inc. and Catlin Oil and Gas, Inc. (the “Operating Subsidiaries”), Nevada corporations whose principal place of business is located at 14255 US HWY, 1 Suite 209, Juno Beach, FL 33408, Kamal Abdallah, a US citizen and resident of the state of Texas, whose primary residence is 8 Links Green, San Antonio, TX 78257, Christopher J. McCauley, a US citizen and resident of the state of Ohio, whose primary residence is 5408 Valley Pkwy., Brecksville, OH 44141 (Messrs. Abdallah and McCauley, collectively, the “Guarantors”), and Sheridan Asset Management, LLC, a Delaware limited liability company whose principal place of business is located at 1025 Westchester Avenue, Suite 311, White Plains, NY 10604 (“Sheridan” or the “Lender”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to borrow, and the Lender desires to lend to the Company, certain funds as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Lender agree as follows:

ARTICLE I.
DEFINITIONS

1.1  Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(h).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Lender, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Lender will be deemed to be an Affiliate of the Lender.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Closing” means the closing of the Loan pursuant to Section 2.1.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Lenders’ obligations to deliver the Loan Amount and (ii) the Company’s obligations to deliver the Note, have been satisfied or waived.

“Common Stock” means the common stock of the Company, par value $.001, and any securities into which such common stock shall hereinafter have been reclassified into.

“Company’s Counsel” means McGuireWoods LLP.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1 hereof.

“Escrow Agreement” means that certain Escrow Agreement, dated the date hereof, between the Lender, the Company, and Katten Muchin Rosenman LLP, as escrow agent.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(f) hereof.

“Guaranties” means those certain Guaranty Agreements given by each of the Guarantors.

“Guarantor Shares” means the shares of Common Stock and Preferred Stock pledged by the Guarantors to the Lender pursuant to the Security Agreement.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Loan” shall have the meaning ascribed to such term in Section 2.1.

“Loan Amount” means, as to the Lender, the aggregate principal amount of the Note, in United States Dollars.

“Loan Party” means any of the Company, the Subsidiaries and the Guarantors.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a) hereof.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(k).

“Mortgages” shall mean the mortgages in favor of the Lender secured by each property listed on Schedule A attached hereto.

“Note” means the Senior Secured Promissory Note due, subject to the terms therein, one year from its date of issuance, issued by the Company to the Lender hereunder, in the form of Exhibit A.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledged Shares” shall mean the shares of capital stock of the Operating Subsidiaries pledged to the Lenders by the Company pursuant to the Security Agreement.

“Preferred Stock” shall mean the Company’s Class A convertible preferred stock, par value $10.00, and any other classes of preferred stock authorized or outstanding.

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“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated the date hereof, between the Lender and the Company.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated the date hereof, among the Company, the Lender and any and all of the Company’s Subsidiaries, in the form of Exhibit B attached hereto.

“Security Documents” means the Security Agreement, any Subsidiary Guarantee(s), the Guaranties, the Mortgages, and any other documents and filings required thereunder in order to grant the Lenders a perfected security interest in all of the assets of the Company and the property pledged or encumbered by the Guaranties or the Mortgages, including but not limited to all UCC-1 filing receipts, the Guarantor Shares and the Pledged Shares.

“Subscription Amount” means $2,726,250.

“Subordination Agreement” means that certain Subordination Agreement, dated the date hereof, between the Lender and Kamal Abdallah.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantee(s)” means the Subsidiary Guarantee(s) executed by each of the Operating Subsidiaries, in the form of Exhibit C attached hereto.

“Transaction Documents” means this Agreement, the Note, the Security Documents, the Registration Rights Agreement, the Warrant, the Subordination Agreement, the Escrow Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder or required to be executed pursuant to the terms of any Transaction Document.

“Warrant” means that certain Warrant, dated the hereof, issued by the Company to the Lender, in the Form of Exhibit D.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein and in the Note, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to borrow, and the Lender agrees to make a term loan to the Company (the “Loan”), in the aggregate principal amount of THREE MILLION SIX HUNDRED AND THIRTY FIVE THOUSAND DOLLARS $3,635,000 (with original issue discount of $908,750), secured by a lien, more fully described in the Security Agreement, on all assets of the Company and any and all Subsidiaries, and secured by the pledges, mortgages and other security interests set forth in the Security Documents.

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The Lender shall deliver to the Company or at the Lender’s sole discretion, on behalf of the Company, to Katten Muchin Rosenman LLP, as escrow agent pursuant to the Escrow Agreement, via wire transfer, immediately available funds equal to the Subscription Amount, and the Company shall deliver to the Lender its Note and the other items set forth in Section 2.2 issuable at the Closing. Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of the Lender, or such other location as the parties shall mutually agree.

If no Escrow Notice is delivered pursuant to the Escrow Agreement within the time period specified therein, the Lender shall cancel and return the Note to the Company and all fees and other amounts payable under this Agreement shall continue to constitute Obligations (as such term is defined under the Security Agreement) secured under the Security Documents. The Subscription Amount shall be released in whole or in part, first to pay any outstanding expenses under Section 5.1 hereunder, and then, simultaneously with the consummation of the acquisition of the outstanding capital stock of HOGC (as defined below) and the SDS Note (as defined below).
2.2 Deliveries

a)	On the Closing Date, the Company shall deliver to the counsel for the Lender with respect to the Loan the following:

(i)	this Agreement duly executed by the Company;

(ii)	a Note with a principal amount equal to the Lender’s Loan Amount, in the name of such Lender;

(iii)	the Security Agreement, duly executed by the Company, along with all of the Security Documents;

(iv)	the Warrant, duly executed by the Company,

(v)	the Registration Rights Agreement, duly executed by the Company;

(vi)	the Subordination Agreement, duly executed by Kamal Abdullah;

(vii)	a legal opinion of Company’s Counsel in form and substance satisfactory to the Lender;

(viii)	an executed copy of IRS form W-9 certifying that the Company is not subject to withholding requirements; and

(ix)
evidence satisfactory to the Lender, in its discretion, as to the Company’s entry into definitive agreements to acquire (i) a majority of the outstanding capital stock of Heartland Oil and Gas Corporation (“HOGC”) and (ii) that certain note in the aggregate principal amount of $5.5 million made by HOGC in favor of SDS Capital SPC Ltd. (the “SDS Note”).

b)	On the Closing Date, the Lender shall deliver or cause to be delivered to Company Counsel the following:

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(i)	this Agreement duly executed by such Lender;

(ii)	the Lender’s Subscription Amount in accordance with Section 2.1;

(iii)	the Security Agreement, duly executed by such Lender;

(iv)	the Registration Rights Agreement, duly executed by the Lender; and

(v)	the Subordination Agreement, duly executed by the Lender.

2.3 Closing Conditions.

a)	The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Lender contained herein;

(ii)	all obligations, covenants and agreements of the Lender required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by the Lender of the items set forth in Section 2.2(b) of this Agreement.

b)	The obligations of the Lender hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)	the Lender shall be satisfied with the results of its due diligence investigation of the Company;

(iv)	the Lender shall be satisfied with the Company’s current and projected uses of cash;

(v)	the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(vi)
the Company shall have no outstanding indebtedness (other than trade payables and liabilities incurred in the ordinary course of business) or Liens, other than those in favor of Kamal Abdallah pursuant to the Subordinated Debt;

(vii)	there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

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(viii)
No banking moratorium have been declared either by the United States, Nevada or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial markets which, in each case, in the reasonable judgment of such Lender, makes it impracticable or inadvisable to purchase the Notes at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company. Except as set forth in the Disclosure Schedule which Disclosure Schedule shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to the Lender:

(a)  Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company and each Subsidiary is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company or any Subsidiary, taken as a whole, or (iii) a material adverse effect on any Loan Party’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)  Authorization; Enforcement. The Company and each Subsidiary have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its respective obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and each Subsidiary and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and each Subsidiary and no further action is required by the Company or any Subsidiary in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Loan Parties signatory thereto, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of each such Loan Party enforceable against such Loan Party in accordance with its terms.

(c)  No Conflicts. The execution, delivery and performance of the Transaction Documents by each Loan Party and the consummation by such Loan Party of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of such Loan Party’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of such Loan Party, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Loan Party debt or otherwise) or other understanding to which such Loan Party is a party or by which any property or asset of such Loan Party is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Loan Party is subject (including federal and state securities laws and regulations), or by which any property or asset of such Loan Party is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(d)  Filings, Consents and Approvals. Each Loan Party is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with its execution, delivery and performance of the Transaction Documents.

(e)  Capitalization. The capitalization of the Company and each Operating Subsidiary is as set forth in the Capitalization section of the Disclosure Schedule. Other than as set forth on the Disclosure Schedule, the Company has no indebtedness. The Company has not issued any capital stock not reflected on the Disclosure Schedule. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Note will not obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Note. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(f)  Financial Condition. The Company has heretofore furnished to the Lender the draft consolidated audited balance sheet of the Company as at December 31, 2006 and the related draft consolidated audited statement of income for the fiscal year ended on said date, the consolidated unaudited balance sheet of the Company as at September 30, 2006 and the related consolidated unaudited statement of income for the nine month period ended on said date (the “Financial Statements”). The Financial Statements of the Company have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited Financial Statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as the case may be, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(g)  Material Changes. Since the date of its latest audited financial statements, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

(h)  Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company or any Loan Party, threatened against or affecting the Company or any Loan Party, or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Note or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(i)  Labor Relations. No material labor dispute exists or, to the knowledge of any Loan Party, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

(j)  Compliance. Each Loan Party (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by such Loan Party under), nor has such Loan Party received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, and (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(k)  Regulatory Permits. Each Loan Party possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

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(l)  Title to Assets. Each Loan Party has good and marketable title in fee simple to all real property it owns that is material to its business and good and marketable title in all personal property and other tangible or intangible assets it owns that is material to its business, including but not limited to oil and gas exploration and drilling rights, in each case free and clear of all Liens, except for a Lien on the assets of the Company, in favor of Kamal Abdallah that is subordinated to the Company’s obligation to the Lender under the Transaction Documents pursuant to the Subordination Agreement. Any real property and facilities held under lease by each Loan Party are held under valid, subsisting and enforceable leases of which such Loan Party is in compliance.

(m)  Patents and Trademarks. Each Loan Party has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with its respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). No Loan Party has received a written notice that the Intellectual Property Rights used by each Loan Party violates or infringes upon the rights of any Person. To the knowledge of each Loan Party, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

(n)  Insurance. Each Loan Party is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which such Loan Party is engaged, at least equal to the aggregate Loan Amount. To the best such Loan Party’s knowledge, such insurance contracts and policies are accurate and complete. Each Loan Party has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(o)  Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000.

(p)  Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q)  Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by any Loan Party to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Lender shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

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(r)  Private Placement. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Note by the Company to the Lender as contemplated hereby.

(s)  Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Note, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(t)  Sophisticated Borrower. The Company has assets of at least $2,000,000 in value as reflected in its financial statements dated not more than ninety (90) days prior to the date of this Agreement which financial statements have been prepared in accordance with generally accepted accounting principles, and the Company and the Guarantors by reason of their business and financial experience, or that of their professional advisors, have the capacity to protect their own interests and the interests of the Company in connection with the Loan.

(u)  Rule 144. In the event that the Lender forecloses on the Guarantor Shares pursuant to the Security Documents, the Guarantor Shares will be eligible for resale by the Lender pursuant to Rule 144(k) without the need for an additional holding period by the Lender.

(v)  Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Lender as a result of the Lender and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Note and the Lender’s ownership of the Note.

(w)  Disclosure. All disclosure provided to the Lender regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Lender does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(x)  Federal Reserve Regulations. No Loan Party is engaged in the business of extending credit for the purpose of buying or carrying Margin Stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any advance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including, to the extent applicable, Regulation U and Regulation X.

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(y)  Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Note hereunder and the application of the proceeds thereof, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Financial Statements of the Company set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or for which the Company has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed other than trade accounts payable incurred in the ordinary course of business, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

(z)  Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against it.

(aa)  Patriot Act. The Company certifies that, to the best of Company’s knowledge, neither the Company nor any of its Subsidiaries has been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Company hereby acknowledges that the Lender seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and agrees that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Lender has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Lender, to the extent that they are within the Company’s and/or its Subsidiaries’ control shall cause the Lender to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Lender if any of these representations ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company agrees to provide the Lender any additional information regarding the Company or any of its Subsidiaries that the Lender deem necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Lender may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or acceleration of the obligations to the Lender under the Note and the other Transaction Documents. The Company further understands that the Lender may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if a Lender, in its sole discretion, determines that it is in the best interests of such Lender in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

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(bb)  Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended

(cc)  Seniority. As of the Closing Date, no indebtedness or other equity of the Company is senior to, or pari passu with, the Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(dd)  No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers. By making this representation, the Company does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between the Company and its lawyers.

(ee)  Acknowledgment Regarding Lender’s Making the Loan. The Company acknowledges and agrees that the Lender is acting solely in the capacity of an arm's length Lender with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that the Lender is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Lender or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Lender’s making of the Loan. The Company further represents to the Lender that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

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(ff)  Press Release. The Company will issue a press release reasonably satisfactory to the Lender and subject to the Lender’s prior approval publicly announcing the material terms of this deal within one Business Day of the Closing Date.

3.2  Representations and Warranties of the Lender. The Lender hereby, for itself and for no other Person, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)  Organization; Authority. The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Lender of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Lender. Each Transaction Document to which it is a party has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Experience of the Lender. The Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note and the Warrant, and has so evaluated the merits and risks of such investment. The Lender is able to bear the economic risk of an investment in the Note and the Warrant and, at the present time, is able to afford a complete loss of such investment.

The Company acknowledges and agrees that the Lenders do not make or have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1  Securities Laws Disclosure; Publicity. The Company and the Lender shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Lender shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Lender, or without the prior consent of the Lender, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.2  Shareholder Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that the Lender is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that the Lender could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Note and the Warrant, or the exercise thereof, under the Transaction Documents or under any other agreement between the Company and the Lender. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

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4.3  Reserved.

4.4  Use of Proceeds. The Company’s use of the net proceeds from the Subscription Amount hereunder shall be as follows:

i) $1,000,000 will be used to acquire 52% of HOGC’s outstanding common stock.

ii) $1,500,000 will be used to acquire the SDS Note.

and the remainder, first to pay at Closing (a) a $100,000 origination fee to the Lender and (b) Lender’s closing costs in connection with the transactions contemplated hereunder (including but not limited to Lender’s legal fees), and then any remainder will be used as working capital for the Company.

4.5  Reimbursement. If the Lender becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by the Lender to or with any current stockholder), solely as a result of the Lender’s acquiring the Note under this Agreement, the Company will reimburse the Lender for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Lender who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Lender and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Lender and any such Affiliate and any such Person. The Company also agrees that neither the Lender nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Note under this Agreement.

4.6  Indemnification of Lender. Subject to the provisions of this Section 4.6, each Loan Party will indemnify and hold the Lender and its directors, officers, shareholders, partners, employees and agents (each, a “Lender Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Lender Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Lender, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Lender, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Lender’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings the Lender may have with any such stockholder or any violations by the Lender of state or federal securities laws or any conduct by the Lender which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Lender Party in respect of which indemnity may be sought pursuant to this Agreement, the Lender Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Lender Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Lender Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of the Lender Party. The Company will not be liable to any Lender Party under this Agreement (i) for any settlement by a Lender Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Lender Party’s breach of any of the representations, warranties, covenants or agreements made by the Lender in this Agreement or in the other Transaction Documents.

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4.7  Additional Perfection Requirements. The Loan Parties shall execute and file any additional documents and take all necessary action to perfect a first priority security interest in all of the collateral described in the Security Documents, including but not limited to oil and gas exploration and drilling rights, within 45 days of the Closing. The Company shall deliver all shares of HOGC capital stock (“HOGC Shares”) directly to the Lender immediately upon the acquisition of such HOGC capital stock (the “HOGC Closing”), and shall cause HOGC to become a signatory to the Security Agreement and the Subsidiary Guarantee. In addition, as soon as practicable, but not more than 30 days after the HOGC Closing, the Company shall take any actions necessary to cause HOGC to enter into a registration rights agreement (the “HOGC Registration Rights Agreement”) providing for the filing of a registration statement (the “HOGC Registration”) covering the resale by the Lender of the HOGC Shares in the event of a foreclosure upon such HOGC Shares pursuant to the Transaction Documents. The HOGC Registration shall be filed by the Company no later than 45 days after the HOGC Closing, and shall be declared effective by the Securities and Exchange Commission no later than 150 days after the HOGC Closing; in the event of any failure of the HOGC Registration to be filed or declared effective by such dates, or to cease to be effective or available to the Lender after effectiveness, the Company shall pay to the Lender, as liquidated damages and not as a penalty, $10,000 (representing 1% of the intrinsic value of the HOGC shares)(the “HOGC Late Fee”) on the last day of each calendar month after any such deadline is not met, and the HOGC Late Fee shall increase to $15,000 per month if any such deadline is not met for 180 days or more.

ARTICLE V.
MISCELLANEOUS

5.1  Fees. At the Closing, the Company has agreed to (i) pay the Lender a closing fee of $100,000 and (ii) reimburse the Lender’s reasonable out-of-pocket expenses, including but not limited to due diligence and legal expenses. The Company has previously delivered to the Lender a non-refundable deposit of $20,000 for legal fees and due diligence. Except as expressly set forth in the Transaction Documents to the contrary, the Loan Parties shall pay the fees and expenses of its advisers, counsel, accountants and other experts for both parties, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay Lender a $70,000.00 “break-up fee” plus or minus any due diligence expense adjustments should Lender stand ready to close a financing substantially in conformance with the terms provided hereunder and Company chooses not to close

5.2  Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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5.3  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth in the introductory paragraph of the Agreement.

5.4  Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of amendments, by the Company and Lender, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5  Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender. The Lender may assign any or all of its rights under this Agreement and the other Transaction Documents to any Person.

5.7  No Third-Party Beneficiaries. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person other than the parties hereto and their successors and permitted assigns.

5.8  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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5.9  Survival. The representations and warranties contained herein shall survive the Closing for the applicable statue of limitations.

5.10  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12  Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Lender exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.13  Replacement of Note. If any certificate or instrument evidencing the Note is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Note.

5.14  Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Lender and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15  Payment Set Aside. To the extent that the Company makes a payment or payments to the Lender pursuant to any Transaction Document or a Lender enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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5.16  Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Lender in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Lender with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Lender to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Lender’s election.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION

Name: Title:
With a copy to (which shall not constitute notice):
CANYON CREEK OIL AND GAS INC

Name: Title:
With a copy to (which shall not constitute notice):

CATLIN OIL AND GAS, INC.

Name: Title:
With a copy to (which shall not constitute notice):

KAMAL ABDALLAH

Kamal Abdallah
With a copy to (which shall not constitute notice):

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CHRISTOPHER J. MCCAULEY

Christopher J. McCauley
With a copy to (which shall not constitute notice):

SHERIDAN ASSET MANAGEMENT LLC

Name: Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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Schedule A

Personal Assets of Kamal Abdallah

		Acquired On	Cost	Market	Mortgage
Investment RE Property	3 Sutton Ct., Palm Coast, FL 32164	2004	300,000	400,000	225,000
Investment RE Property	604 Hampshire Lans, Oviedo, FL 32765	2004	200,000	275,000	160,000
Investment RE Property	7916 Elmstone Circle, Orlando, FL 32822	2004	180,000	225,000	150,000
		Total

Disclosure Schedule -- Capitalization

Exhibit A

Note

Exhibit B

Security Agreement

Schedule C

Subsidiary Guaranty

Exhibit D

Warrant